Exhibit (14)

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

Nuveen California Municipal Value Fund, Inc.

Nuveen California Municipal Value Fund 2:

We consent to the use of our reports dated April 27, 2020, with respect to the financial statements and financial highlights of Nuveen California Municipal Value Fund, Inc. and Nuveen California Municipal Value Fund 2, as of February 29, 2020, and to the references to our firm under the headings “Experts” and “Financial Highlights” in the Joint Proxy Statement/Prospectus and “Experts” in the Statement of Additional Information, which are incorporated by reference in the Post-Effective Amendment on Form N-14.

Chicago, Illinois

February 25, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.